Exhibit 99.1

WILLIAMS-SONOMA, INC.

3250 Van Ness Avenue

San Francisco, CA 94109

CONTACT:
Julie P. Whalen
EVP, Chief Financial Officer
(415) 616-8524

Beth Potillo-Miller
SVP, Finance & Corporate Treasurer
Investor Relations
(415) 616-8643

PRESS RELEASE

Williams-Sonoma, Inc. announces second quarter 2017 results

Net revenues grow 3.7% with comparable brand revenue growth of 2.8%

Diluted EPS of $0.61

Reiterates full-year guidance

San Francisco, CA, August 23, 2017 – Williams-Sonoma, Inc. (NYSE: WSM) today announced operating results for the second fiscal quarter ended July 30, 2017 (“Q2 17”) versus the second fiscal quarter ended July 31, 2016 (“Q2 16”).

2nd QUARTER 2017 RESULTS

•	Q2 17 net revenues grew 3.7% to $1.202 billion versus $1.159 billion in Q2 16 with comparable brand revenue growth of 2.8%.
•	Q2 17 operating margin was 6.8% versus 7.2% in Q2 16.
•	Q2 17 diluted earnings per share (“EPS”) was $0.61 versus $0.58 in Q2 16.
•	Cash returned to stockholders totaled $89 million, comprising $55 million in stock repurchases and $34 million in dividends.

Laura Alber, President and Chief Executive Officer, commented: “Our second quarter results with accelerated revenue and comp growth of 3.7% and 2.8%, respectively, demonstrate that the investments and actions we have undertaken to deliver value, quality and excellent customer service are driving improved top-line performance. These results reflect the strength of our brands and our competitive advantages, as well as our relentless focus on our initiatives to drive innovation and operational excellence. And, we are aggressively building upon these initiatives to further differentiate ourselves and to drive profitable growth.”

Net revenues increased to $1.202 billion in Q2 17 from $1.159 billion in Q2 16.

Comparable brand revenue in Q2 17 increased 2.8% on top of 0.6% in Q2 16 as shown in the table below:

2nd Quarter Comparable Brand Revenue Growth by Concept*
	Q2 17		Q2 16
Pottery Barn	1.2%		(4.8%	)
Williams Sonoma	1.9%		0.0%
West Elm	10.1%		15.8%
Pottery Barn Kids	(3.9%	)	0.1%
PBteen	0.2%		(5.2%	)
Total	2.8%		0.6%
* See the Company’s 10-K and 10-Q filings for the definition of comparable brand revenue.

E-commerce net revenues in Q2 17 increased 5.2% to $631 million from $600 million in Q2 16. E-commerce net revenues generated 52.5% of total company net revenues in Q2 17 and 51.7% of total company net revenues in Q2 16.

Retail net revenues in Q2 17 increased 2.1% to $571 million from $559 million in Q2 16.

Operating margin in Q2 17 was 6.8% compared to 7.2% in Q2 16:

•	Gross margin was 35.2% in Q2 17 versus 35.4% in Q2 16.

•	Selling, general and administrative (“SG&A”) expenses were $341 million, or 28.4% of net revenues in Q2 17, versus $327 million, or 28.2% of net revenues, in Q2 16.

The effective income tax rate in Q2 17 was 34.8% versus 37.7% in Q2 16. The year-over-year tax rate improvement was driven by the overall mix and level of earnings, as well as the incremental benefits we are seeing from improved profitability across our international operations, which are taxed at a lower tax rate.

EPS in Q2 17 was $0.61 versus $0.58 in Q2 16.

Merchandise inventories at the end of Q2 17 increased 11.4% to $1.073 billion from $963 million at the end of Q2 16. A large portion of this inventory growth, however, was associated with inventory that is in-transit and not yet received at our distribution centers. The biggest drivers of inventory growth are associated with our higher growth brands, particularly West Elm. There was also higher growth in PBteen, where sales had previously been most impacted by lower in-stock inventory levels.

STOCK REPURCHASE PROGRAM

During Q2 17, we repurchased 1,160,381 shares of common stock at an average cost of $47.41 per share and a total cost of approximately $55 million. As of July 30, 2017, there was approximately $317 million remaining under our current stock repurchase authorization.

FISCAL YEAR 2017 FINANCIAL GUIDANCE

3rd Quarter 2017 Financial Guidance
Total Net Revenues (millions)	$1,270 – $1,310
Comparable Brand Revenue Growth	2% – 5%
Diluted EPS	$0.80 – $0.87

Fiscal Year 2017 Financial Guidance
Total Net Revenues (millions)	$5,165 – $5,265
Comparable Brand Revenue Growth	1% – 3%
Non-GAAP Operating Margin*	9.4% – 9.6%
Non-GAAP Diluted EPS*	$3.45 – $3.65
Income Tax Rate	36.5% – 37.5%
Capital Spending (millions)	$200 – $220
Depreciation and Amortization (millions)	$185 – $195

*    Excludes certain items affecting comparability. See Notes 1 and 2 in Exhibit 1. Including these items, GAAP operating margin guidance would be 9.3% to 9.5%. See Exhibit 1 for a reconciliation of GAAP to non-GAAP EPS.

Store Opening and Closing Guidance by Retail Concept*
	FY 2016 ACT	FY 2017 GUID
	Total	New	Close	End
Williams Sonoma	234	4	(7)	231
Pottery Barn	201	8	(6)	203
West Elm	98	11	(3)	106
Pottery Barn Kids	89	-	(4)	85
Rejuvenation	7	1	-	8
Total	629	24	(20)	633

* Included in the FY 16 store count are 19 stores in Australia and one store in the UK. FY 17 guidance includes one additional UK store.

CONFERENCE CALL AND WEBCAST INFORMATION

Williams-Sonoma, Inc. will host a live conference call today, August 23, 2017, at 2:00 P.M. (PT). The call, hosted by Laura Alber, President and Chief Executive Officer, will be open to the general public via live webcast and can be accessed at http://ir.williams-sonomainc.com/events. A replay of the webcast will be available at http://ir.williams-sonomainc.com/events.

SEC REGULATION G — NON-GAAP INFORMATION

This press release includes non-GAAP operating margin and diluted EPS. These non-GAAP financial measures exclude the impact of severance-related charges in Q1 16, Q3 16 and Q1 17, a one-time favorable tax adjustment associated with intercompany transactions in Q4 16, and tax expense related to the adoption of new accounting rules related to stock-based compensation in Q1 17. We have reconciled these non-GAAP financial measures with the most directly comparable GAAP financial measures in the text of this release and in Exhibit 1. We believe that these non-GAAP financial measures provide meaningful supplemental information for investors regarding the performance of our business and facilitate a meaningful evaluation of our actual results and Q3 17 and FY 17 guidance on a comparable basis with prior periods. Our management uses these non-GAAP financial measures in order to have comparable financial results to analyze changes in our underlying business from quarter to quarter. These non-GAAP measures should be considered as a supplement to, and not as a substitute for, or superior to, financial measures calculated in accordance with GAAP.

FORWARD-LOOKING STATEMENTS

This press release contains forward-looking statements that involve risks and uncertainties, as well as assumptions that, if they do not fully materialize or are proven incorrect, could cause our results to differ materially from those expressed or implied by such forward-looking statements. Such forward-looking statements include statements relating to: our investments and initiatives; our future financial guidance, including Q3 17 and FY 17 guidance; our stock repurchase program; and our proposed store openings and closures.

The risks and uncertainties that could cause our results to differ materially from those expressed or implied by such forward-looking statements include: accounting adjustments as we close our books for Q2 17; continuing changes in general economic conditions, and the impact on consumer confidence and consumer spending; new interpretations of or changes to current accounting rules; our ability to anticipate consumer preferences and buying trends; dependence on timely introduction and customer acceptance of our merchandise; changes in consumer spending based on weather, political, competitive and other conditions beyond our control; delays in store openings; competition from companies with concepts or products similar to ours; timely and effective sourcing of merchandise from our foreign and domestic vendors and delivery of merchandise through our supply chain to our stores and customers; effective inventory management; our ability to manage customer returns; successful catalog management, including timing, sizing and merchandising; uncertainties in e-marketing, infrastructure and regulation; multi-channel and multi-brand complexities; our ability to introduce new brands and brand extensions; challenges associated with our increasing global presence; dependence on external funding sources for operating capital; disruptions in the financial markets; our ability to control employment, occupancy and other operating costs; our ability to improve our systems and processes; changes to our information technology infrastructure; general political, economic and market conditions and events, including war, conflict or acts of terrorism; and other risks and uncertainties described more fully in our public announcements, reports to stockholders and other documents filed with or furnished to the SEC, including our Annual Report on Form 10-K for the fiscal year ended January 29, 2017 and all subsequent Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. All forward-looking statements in this press release are based on information available to us as of the date hereof, and we assume no obligation to update these forward-looking statements.

ABOUT WILLIAMS-SONOMA, INC.

Williams-Sonoma, Inc. is a specialty retailer of high-quality products for the home. These products, representing eight distinct merchandise strategies – Williams Sonoma, Pottery Barn, Pottery Barn Kids, West Elm, PBteen, Williams Sonoma Home, Rejuvenation, and Mark and Graham – are marketed through e-commerce websites, direct mail catalogs and retail stores. Williams-Sonoma, Inc. currently operates in the United States, Canada, Australia and the United Kingdom, offers international shipping to customers worldwide, and has unaffiliated franchisees that operate stores in the Middle East, the Philippines and South Korea, and stores and e-commerce websites in Mexico.

Williams-Sonoma, Inc.

Condensed Consolidated Statements of Earnings (unaudited)

Thirteen weeks ended July 30, 2017 and July 31, 2016

(Dollars and shares in thousands, except per share amounts)

	2nd Quarter
	2017		2016
	$	% of Revenues	$	% of Revenues
E-commerce net revenues	$630,793	52.5%	$599,683	51.7%
Retail net revenues	570,813	47.5	559,346	48.3

Net revenues	1,201,606	100.0	1,159,029	100.0
Cost of goods sold	778,895	64.8	748,490	64.6

Gross profit	422,711	35.2	410,539	35.4
Selling, general and administrative expenses	341,127	28.4	327,263	28.2

Operating income	81,584	6.8	83,276	7.2
Interest expense, net	483	—	167	—

Earnings before income taxes	81,101	6.7	83,109	7.2
Income taxes	28,184	2.3	31,324	2.7

Net earnings	$52,917	4.4%	$51,785	4.5%

Earnings per share (EPS):
Basic	$0.61		$0.58
Diluted	$0.61		$0.58
Shares used in calculation of EPS:
Basic	86,429		89,039
Diluted	86,848		89,736

Williams-Sonoma, Inc.

Condensed Consolidated Statements of Earnings (unaudited)

Twenty-six weeks ended July 30, 2017 and July 31, 2016

(Dollars and shares in thousands, except per share amounts)

	Year-to-Date
	2017		2016
	$	% of Revenues	$	% of Revenues
E-commerce net revenues	$1,211,303	52.4%	$1,175,917	52.1%
Retail net revenues	1,101,810	47.6	1,080,929	47.9

Net revenues	2,313,113	100.0	2,256,846	100.0
Cost of goods sold	1,494,642	64.6	1,453,790	64.4

Gross profit	818,471	35.4	803,056	35.6
Selling, general and administrative expenses	674,413	29.2	656,255	29.1

Operating income	144,058	6.2	146,801	6.5
Interest expense, net	380	—	99	—

Earnings before income taxes	143,678	6.2	146,702	6.5
Income taxes	51,206	2.2	55,320	2.5

Net earnings	$92,472	4.0%	$91,382	4.0%

Earnings per share (EPS):
Basic	$1.07		$1.02
Diluted	$1.06		$1.01
Shares used in calculation of EPS:
Basic	86,696		89,169
Diluted	87,238		90,098

Williams-Sonoma, Inc.

Condensed Consolidated Balance Sheets (unaudited)

(Dollars and shares in thousands, except per share amounts)

	Jul. 30, 2017	Jan. 29, 2017	Jul. 31, 2016
Assets
Current assets
Cash and cash equivalents	$103,109	$213,713	$111,122
Accounts receivable, net	78,735	88,803	98,053
Merchandise inventories, net	1,072,976	977,505	962,943
Prepaid catalog expenses	23,830	23,625	27,097
Prepaid expenses	73,662	52,882	68,300
Other assets	12,066	10,652	11,589

Total current assets	1,364,378	1,367,180	1,279,104

Property and equipment, net	929,331	923,283	908,562
Deferred income taxes, net	130,212	135,238	134,721
Other assets, net	55,939	51,178	51,177

Total assets	$2,479,860	$2,476,879	$2,373,564

Liabilities and stockholders’ equity
Current liabilities
Accounts payable	$429,700	$453,710	$391,597
Accrued salaries, benefits and other liabilities	100,550	130,187	103,040
Customer deposits	287,698	294,276	283,779
Borrowings under revolving line of credit	115,000	-	125,000
Income taxes payable	35,582	23,245	1,670
Other liabilities	51,540	59,838	53,331

Total current liabilities	1,020,070	961,256	958,417

Deferred rent and lease incentives	196,982	196,188	193,819
Other long-term obligations	74,284	71,215	66,516

Total liabilities	1,291,336	1,228,659	1,218,752

Stockholders’ equity
Preferred stock: $.01 par value; 7,500 shares authorized; none issued	-	-	-
Common stock: $.01 par value; 253,125 shares authorized; 85,754, 87,325 and 88,738 shares issued and outstanding at July 30, 2017, January 29, 2017 and July 31, 2016, respectively	858	873	888
Additional paid-in capital	556,702	556,928	542,711
Retained earnings	640,368	701,702	622,608
Accumulated other comprehensive loss	(8,599)	(9,903)	(9,860)
Treasury stock, at cost	(805)	(1,380)	(1,535)

Total stockholders’ equity	1,188,524	1,248,220	1,154,812

Total liabilities and stockholders’ equity	$2,479,860	$2,476,879	$2,373,564

Williams-Sonoma, Inc. Condensed Consolidated Statements of Cash Flows (unaudited) Twenty-six weeks ended July 30, 2017 and July 31, 2016 (Dollars in thousands)
	Year-to-Date
	2017	2016
Cash flows from operating activities
Net earnings	$92,472	$91,382
Adjustments to reconcile net earnings to net cash provided by (used in) operating activities:
Depreciation and amortization	90,048	83,369
Loss on disposal/impairment of assets	845	1,520
Amortization of deferred lease incentives	(12,680)	(12,550)
Deferred income taxes	(8,937)	(10,472)
Tax benefit related to stock-based awards	14,511	21,864
Excess tax benefit related to stock-based awards	-	(4,727)
Stock-based compensation expense	22,829	27,476
Other	102	(866)
Changes in:
Accounts receivable	10,658	(19,021)
Merchandise inventories	(92,711)	18,221
Prepaid catalog expenses	(205)	1,822
Prepaid expenses and other assets	(26,918)	(22,724)
Accounts payable	(37,092)	(71,614)
Accrued salaries, benefits and other liabilities	(36,036)	(12,867)
Customer deposits	(6,795)	(13,500)
Deferred rent and lease incentives	12,635	21,534
Income taxes payable	12,409	(65,399)

Net cash provided by operating activities	35,135	33,448

Cash flows from investing activities:
Purchases of property and equipment	(82,727)	(77,877)
Other	44	363

Net cash used in investing activities	(82,683)	(77,514)

Cash flows from financing activities:
Borrowings under revolving line of credit	115,000	125,000
Repurchases of common stock	(93,361)	(76,166)
Payment of dividends	(68,197)	(67,571)
Tax withholdings related to stock-based awards	(14,117)	(24,635)
Excess tax benefit related to stock-based awards	-	4,727
Proceeds related to stock-based awards	-	1,532
Other	-	(47)

Net cash used in financing activities	(60,675)	(37,160)

Effect of exchange rates on cash and cash equivalents	(2,381)	(1,299)
Net decrease in cash and cash equivalents	(110,604)	(82,525)
Cash and cash equivalents at beginning of period	213,713	193,647

Cash and cash equivalents at end of period	$103,109	$111,122

Exhibit 1

(Unaudited)

2nd Quarter Operating Margin by Segment*

($ in thousands)

	E-commerce		Retail		Unallocated		Total
	Q2 17	Q2 16	Q2 17	Q2 16	Q2 17	Q2 16	Q2 17	Q2 16
Net Revenues	$630,793	$599,683	$570,813	$559,346	$-	$-	$1,201,606	$1,159,029
Operating Income/(Expense)	135,139	132,733	34,592	33,217	(88,147)	(82,674)	81,584	83,276
Operating Margin	21.4%	22.1%	6.1%	5.9%	(7.3%)	(7.1%)	6.8%	7.2%

*	See the Company’s 10-K and 10-Q filings for additional information on segment reporting and the definition of Operating Income/(Expense) and Operating Margin.

Reconciliation of Quarterly and Fiscal Year GAAP to Non-GAAP

Diluted Earnings Per Share**

(Totals rounded to the nearest cent per diluted share)

	Q1 17 ACT	Q2 17 ACT	Q3 17 GUID	FY 17 GUID
2017 GAAP Diluted EPS	$0.45	$0.61	$0.80 - $0.87	$3.39 - $3.59
Impact of Severance-related Charges(1)	$0.04	-	-	$0.04
Unfavorable Tax Impact from the Adoption of New Accounting Rules (2)	$0.02	-	-	$0.02
2017 Non-GAAP Diluted EPS (5)	$0.51	$0.61	$0.80 - $0.87	$3.45 - $3.65

	Q1 16 ACT	Q2 16 ACT	Q3 16 ACT	FY 16 ACT
2016 GAAP Diluted EPS	$0.44	$0.58	$0.78	$3.41
Impact of Severance-related Charges(3)	$0.09	-	$0.01	$0.10
One-time Favorable Tax Adjustment(4)	-	-	-	($0.08)
2016 Non-GAAP Diluted EPS (5)	$0.53	$0.58	$0.79	$3.43

**	Due to the differences between the quarterly and year-to-date weighted average share count calculations and rounding to the nearest cent per diluted share, totals may not equal the sum of the line items and fiscal year diluted EPS may not equal the sum of the quarters.

Store Statistics

	Store Count					Avg. Leased Square Footage Per Store
	Apr. 30, 2017	Openings	Closings	Jul. 30, 2017	Jul. 31, 2016	Jul. 30, 2017	Jul. 31, 2016
Williams Sonoma	233	1	-	234	241	6,600	6,600
Pottery Barn	199	6	(1)	204	201	13,800	13,800
West Elm	99	2	-	101	89	13,200	13,300
Pottery Barn Kids	89	-	(1)	88	89	7,400	7,500
Rejuvenation	8	-	-	8	6	8,800	9,000
Total	628	9	(2)	635	626	10,100	10,000

	Apr. 30, 2017	Jul. 30, 2017	Jul. 31, 2016
Total store selling square footage	3,942,000	3,998,000	3,894,000
Total store leased square footage	6,341,000	6,428,000	6,262,000

Notes:

(1)	During Q1 17 we incurred severance-related charges associated with the previously announced departure of the former President of the Pottery Barn brands, as well as other severance-related charges, of approximately $6 million, or $0.04 per diluted share. These charges were recorded as SG&A expense within the unallocated segment.
(2)	During Q1 17 we incurred tax expense of approximately $1 million, or $0.02 per diluted share, associated with the adoption of new accounting rules related to stock-based compensation.
(3)	During Q1 16 and Q3 16 we incurred severance-related reorganization charges due to headcount reduction primarily in our corporate functions totaling approximately $13 million, or $0.09 per diluted share, and $1 million, or $0.01 per diluted share, respectively. These charges were recorded as SG&A expense within the unallocated segment.
(4)	During Q4 16 we incurred a benefit of approximately $8 million, or $0.08 per diluted share, related to a one-time tax adjustment associated with intercompany transactions.
(5)	SEC Regulation G – Non-GAAP Information – These tables include non-GAAP diluted EPS. We believe that this non-GAAP financial measure provides meaningful supplemental information for investors regarding the performance of our business and facilitates a meaningful evaluation of our actual results and Q3 17 and FY 17 guidance on a comparable basis with prior periods. Our management uses this non-GAAP financial measure in order to have comparable financial results to analyze changes in our underlying business from quarter to quarter. This non-GAAP financial measure should be considered as a supplement to, and not as a substitute for, or superior to, financial measures calculated in accordance with GAAP.